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                                                                    EXHIBIT 5.1

                                       August 24, 2000

                                       HAND-DELIVERED
                                       --------------


HomeSeekers.com, Incorporated
6490 South McCarran Boulevard
Suite D-28
Reno, NV 89509

      RE: OPINION AND CONSENT OF JENKINS & CARTER
          REGISTRATION STATEMENT ON FORM S-8; HOMESEEKERS.COM,
          INCORPORATED (THE "COMPANY")

Gentlemen:

      This opinion is submitted with respect to the registration for public sale of an additional 6,000,000 shares (the "Registerable Shares") of common stock of the Company, $.001 par value (the "Common Stock"), reserved for issuance upon exercise of options (the "Options") granted pursuant to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan, as amended (the "Plan").

      In connection with this Opinion and Consent, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company; (ii) the Plan; (iii) the Registration Statement and the exhibits thereto; and (iv) such matters of Nevada law as we have deemed necessary for the expression of the opinion herein contained.

      Based on such examination and on the assumptions and qualifications set forth below, we are of the opinion that, when the Options are granted in accordance with all of the terms of the Plan and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors may determine, the Registerable Shares, when issued and delivered upon proper exercise of the applicable Options and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors may determine, will be duly authorized, validly issued, fully paid, and nonassessable, so long as all of the terms and conditions of the Plan and the applicable Options are complied with.


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HomeSeekers.com, Incorporated
August 24, 2000
Page -2-


      In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) the definitive terms of any of the Options will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Restated Articles of Incorporation, the Company's Amended and Restated Bylaws, the Plan, and applicable law; (iii) resolutions authorizing the Company to grant any of the Options will have been validly adopted by the Company's Board of Directors and will be in full force and effect at all times at which such Options are granted by the Company; (vi) any agreement or representation upon which approval of the Company's Board of Directors for the grant of any Options or the issuance or delivery of any Registerable Shares is predicated will have been duly authorized, executed and delivered by the prospective recipient of such Options or Registerable Shares; and (v) the Options and the Registerable Shares will be issued and delivered in compliance with applicable federal and state securities laws.

      The opinions set forth above are subject to the following qualifications:

      (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

      (b) Where documents delivered to us by the Company and its representatives state that the shareholders, officers, or directors of the Company have taken actions with respect to the Plan, the Options or the Registerable Shares, we have assumed that such actions have been taken.

      (c) We have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein.

      (d) We are qualified to practice law in the State of Nevada and have not made a special examination of any law other than the law of the State of Nevada. Accordingly, in connection with the rendering of this opinion, we express no opinion as to the laws of any state, or as to any matter subject to such laws, other than the current laws of the State of Nevada.

      (e) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; (ii) all rights which may inhere in the Internal Revenue Service or any state or local taxing authorities under the tax laws of the United States of America and the several states; and (iii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


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HomeSeekers.com, Incorporated
August 24, 2000
Page -3-


      (f) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. However, this opinion is furnished only for your benefit and may not be relied upon by any other person or entity without our express prior written consent. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and we have assumed no obligation to update or supplement this opinion.


                                       Sincerely yours,


                                       /s/ Jerry C. Carter
                                       --------------------
                                       Jerry C. Carter




JCC/vp